UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 14, 2017

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2017, Rexford Industrial Realty, Inc. (the “Company”) amended and restated one of its existing credit agreements by entering into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Rexford Industrial Realty, L.P. (the “Borrower”), Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein. The Credit Agreement, among other matters, provides for a $350 million unsecured revolving credit facility (the "Revolver") and a $100 million unsecured term loan facility (the "Term Loan"). Bank of America, N.A. serves as Syndication Agent and Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated serve as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement dated as of July 11, 2014, among the Company, the Borrower, Bank of America, N.A., as administrative agent, and the other lenders named therein.
The Credit Agreement provides an initial $450 million unsecured borrowing capacity, comprised of the Revolver, which matures on February 12, 2021, and the Term Loan, which matures on February 14, 2022. Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower (i) may request additional lender commitments up to an additional $550 million, for a total aggregate capacity of $1.0 billion, which may be comprised of additional revolving commitments under the Revolver, an increase to the Term Loan, additional term loan tranches or any combination of the foregoing and (ii) may elect, for an additional fee, to extend the maturity date of the Revolver by six months up to two times, for a maximum maturity date of February 14, 2022.
     Interest on the Credit Agreement, is generally to be paid based upon, at the Borrower's option, either (i) LIBOR plus an applicable margin that is based upon the Company's leverage ratio or (ii) the Base Rate (which is defined as the highest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate or (c) the Eurodollar Rate plus 1.00%) plus an applicable margin that is based on the Company's leverage ratio. The margins for the Revolver range in amount from 1.10% to 1.50% for LIBOR-based loans and 0.10% to 0.50% for Base Rate-based loans, depending on the Company's leverage ratio. The margins for the Term Loan range in amount from 1.20% to 1.70% for LIBOR-based loans and 0.20% to 0.70% for Base Rate-based loans, depending on the Company's leverage ratio.

If the Company attains one additional investment grade rating by one or more of Standard & Poor’s or Moody’s Investor Services to complement the Company's current investment grade Fitch rating, the Company may elect to convert the pricing structure under the Credit Agreement to be based on such rating. In that event, the margins for the Revolver will range in amount from 0.825% to 1.550% for LIBOR-based loans and 0.00% to 0.55% for Base Rate-based loans, depending on such ratings. The margins for the Term Loan will range in amount from 0.90% to 1.75% for LIBOR-based loans and 0.00% to 0.75% for Base Rate-based loans, depending on such rating. The Company will utilize existing interest rate swaps to fix LIBOR at 1.8975% until December 14, 2018, for the Term Loan.

In addition to the interest payable on amounts outstanding under the Revolver, the Company is required to pay an applicable facility fee, based upon the Company's leverage ratio, on the aggregate amount of each lender's Revolving Credit Commitment (whether or not such Revolving Credit Commitment is drawn), as defined in the Credit Agreement. The applicable facility fee will range in amount from 0.15% to 0.30%, depending on the Company's leverage ratio. In the event the Company converts the pricing structure to be based on an investment-grade rating, the applicable facility fee will range in amount from 0.125% to 0.30%, depending on such rating.

The Credit Agreement is guaranteed by the Company and by all of the current and to-be-formed subsidiaries of the Borrower that own an Unencumbered Property (as defined in the Credit Agreement). The Credit Agreement is not secured by the Company’s properties or by equity interests in the subsidiaries that hold such properties.

The Credit Agreement includes a series of financial and other covenants that the Company must comply with in order to borrow under the Credit Agreement, including:

•	Maintaining a ratio of total indebtedness to total asset value of not more than 60%;

•	Maintaining a ratio of total secured debt to total asset value of not more than 45%;

•	Maintaining a ratio of total secured recourse debt to total asset value of not more than 15%;

•	Maintaining a minimum tangible net worth of at least the sum of (i) $760,740,750 and (ii) an amount equal to at least 75% of the net equity proceeds received by the Company after September 30, 2016;

•	Maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.0;

•	Maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%; and

•	Maintaining a ratio of unencumbered NOI to unsecured interest expense of at least 1.75 to 1.0.
The Revolver and the Term Loan may be voluntarily prepaid in whole or in part at any time without premium or penalty other than customary LIBOR breakage costs. Amounts borrowed under the Term Loan and repaid or prepaid may not be reborrowed.
The Credit Agreement contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Credit Agreement and other loan documentation, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Credit Agreement, the unpaid principal amount of all outstanding loans, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.
As of February 14, 2017, borrowings of $115 million were outstanding under the Credit Facility, including $15 million drawn on the Revolver and $100 million under the Term Loan.
The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1
Second Amended and Restated Credit Agreement, dated as of February 14, 2017, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Citibank, N.A. as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
February 14, 2017	/s/ Adeel Khan
Adeel Khan Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated as of February 14, 2017, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Citibank, N.A. as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein.